                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              United Rentals, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)


                                   06-1522496
                      (I.R.S. Employer Identification No.)

                           Four Greenwich Office Park
                          Greenwich, Connecticut 06830
                                 (203) 622-3131
                    (Address of Principal Executive Offices)



                         1.  1997 Stock Option Plan
                         2.  1998 Stock Option Plan
                         3.  1998 Supplemental Stock Option Plan
                              (Full Title of Plan)

                               Bradley S. Jacobs
                           Four Greenwich Office Park
                          Greenwich, Connecticut 06830
                    (Name and Address of  Agent For Service)

                                 (203) 622-3131
          (Telephone Number, Including Area Code of Agent For Service)

  A copy of all communications, including communications sent to the agent for service, should be sent to:

         Joseph  Ehrenreich, Esq.                  Stephen M. Besen, Esq.
 Ehrenreich Eilenberg Krause & Zivian LLP        Weil, Gotshal & Manges LLP
            11 East 44th Street                       767 Fifth Avenue
            New York, NY 10017                       New York, NY 10153
              (212) 986-9700                           (212) 310-8000

                        CALCULATION OF REGISTRATION FEE

                                                                         Proposed
                                                                          Maximum
                                                 Proposed  Maximum       Aggregate
Title of Securities to       Amount to be       Offering Price Per    Offering Price           Amount of
 be Registered             Registered(1)(2)          Share (3)              (3)            Registration Fee
----------------------     ----------------     ------------------    ---------------    --------------------
-------------------------------------------------------------------------------------------------------------
Common Stock, par
    value $0.01 per
    share                    10,750,000               $20.28             $218,010,000          $60,607
-------------------------------------------------------------------------------------------------------------

     (1) Represents (i) 5,000,000 shares that may be issued pursuant to options granted (or that may hereafter be granted) pursuant to the Registrant's 1997 Stock Option Plan, (ii) 3,000,000 shares that may be issued pursuant to options granted (or that may hereafter be granted) pursuant to the Registrant's 1998 Stock Option Plan and (iii) 2,750,000 shares that may be issued pursuant to options granted (or that may hereafter be granted) pursuant to the Registrant's 1998 Supplemental Stock Option Plan.

     (2) This Registration Statement also registers an indeterminate number of shares of Common Stock which may become issuable pursuant to the antidilution provisions of the plans to which this Registration Statement relates.

     (3) Calculated solely for the purpose of determining the registration fee based upon the average of the assumed offering prices of the shares determined pursuant to Rules 457(h). In the case of shares purchasable upon exercise of outstanding options, such assumed offering price is the exercise price provided for in the relevant option . In the case of shares purchasable upon exercise of options that may hereafter be granted, such assumed offering price is $31.625, the average of the high and low sales price of the Company's Common Stock on January 5, 1999 as reported on the New York Stock Exchange Composite Tape.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                               EXPLANATORY NOTE
                               ----------------

     As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participant in the plans covered by this Registration Statement as required by Rule 428(b) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, United Rentals, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

        .  Annual Report on Form 10-K for the year ended December 31, 1997;

        . Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

        . Current Report on Form 8-K dated January 27, 1998 and Amendment No. 1 thereto on Form 8-K/A dated February 4, 1998;

        . Current Report on Form 8-K dated June 18, 1998 and Amendment No. 1 thereto on Form 8-K/A dated July 21, 1998;

        .  Current Report on Form 8-K dated June 19, 1998;

        .  Current Report on Form 8-K dated July 21, 1998;

        .  Current Report on Form 8-K dated August 7, 1998;

        .  Current Report on Form 8-K dated September 16, 1998;

        .  Current Report on Form 8-K dated October 9, 1998;

        .  Current Report on Form 8-K dated December 15, 1998;

        .  Current Report on Form 8-K dated December 24, 1998 ; and

        . Registration Statement on Form 8-A dated November 7, 1998 (filed on December 3, 1998) and Registration Statement on Form 8-A dated August 6, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Common Stock registered hereby have been passed upon for the Company by Ehrenreich Eilenberg Krause & Zivian LLP.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation (the "Certificate") of the Company provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (the "Delaware Law"), which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Law is subsequently amended to permit further limitation of the personal liability of directors, the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the Delaware Law as amended.

     The Registrant, as a Delaware corporation, is empowered by Section 145 of the Delaware Law, subject to the procedures and limitation stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company has entered into indemnification agreements with its directors and officers. In general, these agreements require the Company to indemnify each of such persons against expenses, judgments, fines, settlements and other liabilities incurred in connection with any proceeding (including a derivative action) to which such person may be made a party by reason of the fact that such person is or was a director, officer or employee of the Company or guaranteed any obligations of the Company, provided that the right of an indemnitee to receive indemnification is subject to the following limitations: (i) an indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and
(ii) in the case of a derivative action, an indemnitee is not entitled to indemnification in the event that he is judged in a final non-appealable decision of a court of competent jurisdiction to be liable to the Company due to willful misconduct in the performance of his duties to the Company (unless and only to the extent that the court determines that the indemnitee is fairly and reasonably entitled to indemnification).

     Pursuant to Section 145 of the Delaware Law, the Registrant has purchased insurance on behalf of its directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

        4.1 Amended and Restated Certificate of Incorporation of the Registrant dated August 5, 1998 (incorporated by reference to
              Exhibit 3.1 to the Registrant's Report on Form 10-Q for the quarterly period ended June 30, 1998)
--------------------------------------------------------------------------------
        4.2 Certificate of Amendment to the Registrant's Certificate of Incorporation dated September 29, 1998 (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 , No. 333-70151)
--------------------------------------------------------------------------------
        4.3   By-laws of the Registrant (incorporated by reference to Exhibit
              3.2 to the Registrant's Report on Form 10-Q for the quarterly period ended June 30, 1998)
--------------------------------------------------------------------------------
        4.4 1997 Stock Option Plan (incorporated by reference to Exhibit 10(b) to the Registration Statement of United Rentals, Inc, on Form S-1 , No. 333-39117)
--------------------------------------------------------------------------------
        4.5 1998 Stock Option Plan (incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-4 , No. 333-63171)
--------------------------------------------------------------------------------
        4.6   1998  Supplemental Stock Option Plan
--------------------------------------------------------------------------------
        5.1   Opinion of Ehrenreich Eilenberg Krause & Zivian LLP
--------------------------------------------------------------------------------
       23.1   Consent of Ehrenreich Eilenberg Krause & Zivian LLP (included in
              Exhibit 5.1)
--------------------------------------------------------------------------------
       23.2   Consent of Ernst & Young LLP
--------------------------------------------------------------------------------
       23.3   Consent of PricewaterhouseCoopers LLP
--------------------------------------------------------------------------------
       23.4   Consent of KPMG  LLP
--------------------------------------------------------------------------------
       23.5   Consent of Webster Duke & Co.
--------------------------------------------------------------------------------
       23.6   Consent of Grant Thornton LLP
--------------------------------------------------------------------------------
       23.7   Consent of KPMG LLP
--------------------------------------------------------------------------------
       23.8   Consent of Battaglia, Andrews & Moag, P.C.
--------------------------------------------------------------------------------
       23.9   Consent of Moss Adams LLP
--------------------------------------------------------------------------------
       23.10  Consent of BDO Seidman LLP
--------------------------------------------------------------------------------
       23.11  Consent of PricewaterhouseCoopers LLP
--------------------------------------------------------------------------------
       23.12  Consent of Altschuler, Melvoin and Glasser LLP
--------------------------------------------------------------------------------
       23.13  Consent of PricewaterhouseCoopers LLP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       23.14  Consent of Beene Garter LLP
--------------------------------------------------------------------------------
       23.15  Consent of McGladrey & Pullen LLP
--------------------------------------------------------------------------------
       23.16  Consent of Schalleur & Surgent, LLC
--------------------------------------------------------------------------------
       23.17  Consent of KPMG LLP
--------------------------------------------------------------------------------

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              .    (i)   To include any prospectus required by Section 10(a)(3)
                   of the Securities Act of 1933;

              . (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              . (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               EXPLANATORY NOTE

     The Prospectus that is being filed with this Registration Statement has been prepared in accordance with the requirements of General Instruction C to Form S-8 and Part I of Form S-3, and may be used for reofferings of shares of Common Stock of the Company identified in such Prospectus that constitute "control securities" (within the meaning of such General Instruction C).

PROSPECTUS



                              UNITED RENTALS, INC.

                                  Common Stock
                          ----------------------------


     The selling security holders identified in this prospectus may sell, from time to time, up to 7,012,500 shares of our common stock. The selling security holders may acquire these shares in the future pursuant to certain stock options that we have granted to them. These shares may be acquired by the selling security holders, and sold by them, over an extended period of time.

     The selling security holders may sell shares:

        . through the New York Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise;

        . directly to purchasers or through agents, brokers, dealers or underwriters; and

        . at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

Our common stock is traded on the New York Stock Exchange under the symbol
"URI."

     INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                 The date of this prospectus is January 8, 1999

            CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in, or incorporated by reference in, this prospectus are forward-looking in nature. Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. You are cautioned that our business and operations are subject to a variety of risks and uncertainties and, consequently, our actual results may materially differ from those projected by any forward-looking statements. Certain of such risks and uncertainties are discussed below under the heading "Risk Factors." We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

                      WHERE  YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus. Any information we file with SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

     We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

     .  Annual Report on Form 10-K for the year ended December 31, 1997;

     . Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

     . Current Report on Form 8-K dated January 27, 1998 and Amendment No. 1 thereto on Form 8-K/A dated February 4, 1998;

     . Current Report on Form 8-K dated June 18, 1998 and Amendment No. 1 thereto on Form 8-K/A dated July 21, 1998;

     .  Current Report on Form 8-K dated June 19, 1998;

     .  Current Report on Form 8-K dated July 21, 1998;

     .  Current Report on Form 8-K dated August 7, 1998;

     .  Current Report on Form 8-K dated September 16, 1998;

     .  Current Report on Form 8-K dated October 9, 1998;

     .  Current Report on Form 8-K dated December 15, 1998;

     .  Current Report on Form 8-K dated December 24, 1998 ; and

     . Registration Statement on Form 8-A dated November 7, 1998 (filed on December 3, 1998) and Registration Statement on Form 8-A dated August 6, 1998.

     We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to: United Rentals, Inc., Attention:
Corporate Secretary, Four Greenwich Office Park, Greenwich, Connecticut 06830, telephone number: (203) 622-3131.

                              UNITED RENTALS, INC.

GENERAL

     We are the largest equipment rental company in North America. We offer for rent a wide variety of equipment (on a daily, weekly, or monthly basis) and serve customers that include construction industry participants, industrial companies, homeowners and others. We also sell used equipment, act as a dealer for certain new equipment, and sell related merchandise and parts.

     Our executive offices are located at Four Greenwich Office Park, Greenwich, Connecticut 06830. Our telephone number is (203) 622-3131.

COMPETITIVE ADVANTAGES

     We believe that we benefit from the following competitive advantages:

     Low-Cost Purchasing. We have significant purchasing power due to our size and volume purchasing. As a result, we are able to buy new equipment at prices that are significantly lower than those generally available to smaller companies. We are also able to purchase many other products and services--such as insurance, telephone service and fuel--at attractive rates.

     Operating Efficiencies. We generally group our branches into clusters of 10 to 30 locations within a particular geographic region. Our information technology system links all branches within a cluster and enables each branch to track and access all equipment at any other branch within the cluster. We believe that our cluster strategy produces significant operating efficiencies, including the following:

     . the equipment within a cluster is marketed through multiple branches rather than a single branch--thereby increasing equipment utilization rates;

     . the equipment specialties of different branches are cross-marketed-- thereby increasing revenues without increasing marketing expense; and

     . costs are reduced through the centralization of common functions such as payroll, credit and collection, and heavy maintenance.

     Full Range of Rental Equipment. We believe that we have one of the largest and most diverse equipment rental fleets in the industry. We believe that the size and diversity of our fleet provide significant advantages, including enabling us to:

     . serve a large and diverse customer base--thereby reducing dependence on any particular customer;

     . satisfy most or all of a customer's equipment rental needs--thereby increasing the revenues that can be generated from each customer;

     .  attract customers by providing the benefit of "one-stop" shopping;

     . serve the needs of large customers--such as large industrial companies-- which require assurance that large quantities of diverse equipment will be available as required; and

     .  minimize lost sales due to equipment being unavailable.

     Information Technology System. We have a modern information technology system designed to facilitate rapid and informed decision making. This system provides management with a wide range of real time operating and financial data- -including data relating to inventory, receivables, customers, vendors, fleet utilization and price and sales trends. This system also enables branch personnel to search for needed equipment throughout a geographic region, determine the closest location of such equipment and arrange for delivery to the customer's work site.

     Geographic Diversity. We believe that our geographic diversity should reduce our sensitivity to fluctuations in regional economic conditions and enable us to transfer equipment to regions where demand is increasing from regions where demand is flat or decreasing. We also believe that our geographic diversity and large network of branch locations provide significant operating advantages including the ability to service national accounts and access used equipment re-sale markets across the country.

     Experienced Management. Our senior management team includes managers with extensive experience in the equipment rental industry and others with proven track-records in other industries. Our senior management is supported by our branch managers who have substantial industry experience and knowledge of the local markets served. Our senior management is also supported by a team of acquisition specialists who are engaged full-time in evaluating acquisition candidates and executing our acquisition program.

                                  RISK FACTORS

     In addition to the other information in this document, you should carefully consider the following factors before making an investment.

SENSITIVITY TO CHANGES IN CONSTRUCTION AND INDUSTRIAL ACTIVITIES

     Our equipment is principally used in connection with construction and industrial activities. Consequently, a downturn in construction or industrial activity may lead to a decrease in demand for our equipment, which could adversely affect our business. We have identified below certain of the factors which may cause such a downturn either temporarily or long-term:

        .  a  general slow-down of the economy;

        .  an increase in interest rates; or

        . adverse weather conditions which may temporarily affect a particular region.

ACQUIRED COMPANIES NOT HISTORICALLY OPERATED AS A COMBINED BUSINESS

     The businesses that we acquired have been in existence an average of 29 years and some have been in existence for more than 50 years. However, these businesses were not historically managed or operated as a single business. Although we believe that we can successfully manage and operate the acquired businesses as a single business, we cannot be certain of this.

LIMITED OPERATING HISTORY

     We commenced equipment rental operations in October 1997 with the acquisition of six well-established rental companies and have grown through a combination of internal growth, the acquisition of 85 additional companies (through January 4, 1999), and a merger in September 1998 with U.S. Rentals, Inc. Due to the relatively recent commencement of our operations, we have only a limited history upon which you can base an assessment of our business and prospects.

RISKS RELATING TO GROWTH STRATEGY

     Our growth strategy is to continue to expand through a combination of internal growth, a disciplined acquisition program and the opening of new rental locations. We have identified below some of the risks relating to our growth strategy:

     AVAILABILITY OF ACQUISITION TARGETS AND SITES FOR START-UP LOCATIONS.    We
may encounter substantial competition in our efforts to acquire additional rental companies and sites for start-up locations. Such competition could have the effect of increasing the prices that we will have to pay in order to acquire such businesses and sites. We cannot guarantee that any additional businesses or sites that we may wish to acquire will be available to us on terms that are acceptable to us.

     NEED TO INTEGRATE NEW OPERATIONS. Our ability to realize the expected benefits from completed and future acquisitions depends, in large part, on our ability to integrate the new operations with our existing operations in a timely and effective manner. We, accordingly, devote substantial efforts to the integration of new operations. We cannot, however, guarantee that these effort will always be successful. In addition, under certain circumstances, these efforts could adversely affect our existing operations.

      DEBT COVENANTS. Certain of the agreements governing our outstanding indebtedness provide that we may not make acquisitions unless certain financial conditions are satisfied or the consent of the lenders is obtained. Our ability to grow through acquisitions may be constrained as a result of these provisions.

     CERTAIN RISKS RELATED TO START-UP LOCATIONS. We expect that start-up locations may initially have a negative impact on our results of operations and margins for a number of reasons, including that (1) we will incur significant start-up expenses in connection with establishing each start-up location and (2) it will generally take some time following the commencement of operations for a start-up location to become profitable. Although we believe that start-ups can generate long-term growth, we cannot guarantee that any start-up location will become profitable within any specific time period, if at all.

DEPENDENCE ON ADDITIONAL CAPITAL TO FINANCE GROWTH

     We will require substantial capital in order to execute our growth strategy. We will require capital for, among other purposes, completing acquisitions, establishing new rental locations, and acquiring rental equipment. If the cash that we generate from our business, together with cash that we may borrow under our credit facility, is not sufficient to fund our capital requirements, we will require additional debt and/or equity financing. We cannot, however, be certain that any additional financing will be available or, if available, will be available on terms that are satisfactory to us. If we are unable to obtain sufficient additional capital in the future, our ability to implement our growth strategy could be limited.

POSSIBLE UNDISCOVERED LIABILITIES OF ACQUIRED COMPANIES

     Prior to making an acquisition, we seek to assess the liabilities of the target company that we will become responsible for as a result of the acquisition. Nevertheless, we may fail to discover certain of such liabilities. We seek to reduce our risk relating to these possible hidden liabilities by generally obtaining the agreement of the seller to reimburse us in the event that we discover any material hidden liabilities. However, this type of agreement, if obtained, may not fully protect us against hidden liabilities because (1) the seller's obligation to reimburse us is generally limited in duration and/or or amount and (2) the seller may not have sufficient financial resources to reimburse us. Furthermore, when we acquire a public company (such as when we acquired U.S. Rentals) there is no seller from which to obtain this type of agreement.

DEPENDENCE ON MANAGEMENT

     We are highly dependent upon our senior management team. Consequently, our business could be adversely affected in the event that we lose the services of any member of senior management. Furthermore, if we lose the services of certain members of senior management, it is an event of default under the agreements governing our credit facility and certain of our other indebtedness, unless we appoint replacement officers satisfactory to the lenders within 30 days. We do not maintain "key man" life insurance with respect to members of senior management.

COMPETITION

     The equipment rental industry is highly fragmented and competitive. Our competitors include public companies or divisions of public companies; regional competitors which operate in one or more states; small, independent businesses with one or two rental locations; and equipment vendors and dealers who both sell and rent equipment directly to customers. We may in the future encounter increased competition from our existing competitors or from new companies. In addition, certain equipment manufacturers may commence (or increase their existing efforts relating to) renting and selling equipment directly to our customers.

QUARTERLY FLUCTUATIONS OF OPERATING RESULTS

     We expect that our revenues and operating results may fluctuate from quarter to quarter due to a number of factors, including:

        . seasonal rental patterns of our customers--with rental activity tending to be lower in the winter;

        . changes in general economic conditions in our markets, including changes in construction and industrial activities;

        . the timing of acquisitions, new location openings, and related expenditures;

        . the effect of the integration of acquired businesses and start-up locations;

        . the timing of expenditures for new equipment and the disposition of used equipment; and

        . price changes in response to competitive factors.


LIABILITY AND INSURANCE

     We are exposed to various possible claims relating to our business. These include claims relating to (1) personal injury or death caused by equipment rented or sold by us, (2) motor vehicle accidents involving our delivery and service personnel and (3) employment related claims. We carry a broad range of insurance for the protection of our asset and operations. However, such insurance may not fully protect us for a number of reasons, including:

     . our coverage is subject to a deductible of $1 million and limited to a maximum of $97 million per occurrence;

     . we do not maintain coverage for environmental liability, since we believe that the cost for such coverage is high relative to the benefit that it provides;

     . certain types of claims, such as claims for punitive damages or for damages arising from intentional misconduct, which are often alleged in third party lawsuits, might not be covered by our insurance; and

     . we cannot be certain that insurance will continue to be available to us on economically reasonable terms, if at all.

ENVIRONMENTAL AND SAFETY REGULATIONS

     Our equipment, facilities and operations are subject to certain federal, state and local laws and regulations relating to environmental protection and occupational health and safety. These include, among other things, laws and regulations governing wastewater discharges, the use, treatment, storage and disposal of solid and hazardous wastes and materials, air quality and the remediation of contamination associated with the release of hazardous substances. Under such laws, an owner or lessee of real estate may be liable for, among other things, (1) the costs of removal or remediation of certain hazardous or toxic substances located on, in, or emanating from, such property, as well as related costs of investigation and property damage and substantial penalties for violations of such laws, and (2) environmental contamination at facilities where its waste is or has been disposed. Such laws often impose such liability without regard to whether the owner or lessee knew of, or was responsible for, the presence of such hazardous or toxic substances. Our activities that are or may be impacted by these laws include, but are not limited to, the use of hazardous materials to clean and maintain equipment and the disposal of solid and hazardous waste and wastewater from equipment washing. In addition, we dispense petroleum products from underground and above-ground storage tanks located at certain rental locations and are required from time to time to remove or upgrade tanks in order to comply with applicable laws. Furthermore, we have acquired or leased certain locations which have or may have been contaminated by leakage from underground tanks or other sources and are in the process of assessing the nature of the required remediation. Based on the conditions currently known to us, we believe that any unreserved environmental remediation and compliance costs required with respect to those conditions will not have a material adverse affect on our business. However, we cannot be certain that there are no adverse environmental conditions that are not currently known to it, that all potential releases from underground storage tanks removed in the past have been identified, or that environmental and safety requirements will not become more stringent or be interpreted and applied more stringently in the future. If we are required to incur environmental compliance or remediation costs that are not currently anticipated by us, our business could be adversely affected depending on the magnitude of the cost.

CONCENTRATED CONTROL

     As of the date of this prospectus, the executive officers and directors of our company own in the aggregate more than 50% of our outstanding common stock. As a result, these persons acting together may be able to elect the entire Board of Directors of our company and control its affairs.

RISKS RELATED TO INTERNATIONAL OPERATIONS

     Our operations outside the United States are subject to risks normally associated with international operations. These include the need to convert currencies, which could result in a gain or loss depending on fluctuations in exchange rates, and the need to comply with foreign laws.

YEAR 2000 ISSUES

     Our software vendors have informed us that our recently-installed information technology system is year 2000 compliant. We have, therefore, not developed any contingency plans relating to year 2000 issues and have not budgeted any funds for year 2000 issues. Although we believe that our system is year 2000 compliant, unanticipated year 2000 problems may arise which, depending on the nature and magnitude of the problem, could adversely affect our business. Furthermore, year 2000 problems involving third parties may have a negative impact on our customers or suppliers, the general economy or on the ability of businesses generally to receive essential services (such as telecommunications, banking services, etc.). Any such occurrence could adversely affect our business.
                                USE OF PROCEEDS

     The shares covered by this prospectus are being offered by certain selling security holders and not by our company. Consequently, we will not receive any proceeds from the sale of these shares. However, we may receive the proceeds from the exercise of certain stock options as described below.

     The shares that may be sold under this prospectus consist of shares that the selling security holders may acquire in the future pursuant to certain stock options that we have granted to them. In order for a selling securtiy holder to acquire any such shares, the selling security holder will be required to pay to us the exercise price specified in the relevant option. We intend to use any proceeds that we receive from the exercise of such options for working capital and our general corporate purposes.

                            SELLING SECURITY HOLDERS

     The selling security holders identified in this prospectus may sell, from time to time, up to 7,012,500 shares of our common stock. These shares may be sold over an extended period of time. These shares include:

        . up to 3,032,500 shares that may be acquired pursuant to options that we have granted under our 1997 Stock Options Plan; and

        . up to 3,980,000 shares that may be acquired pursuant to options that we have granted under our 1998 Stock Options Plan.

     The selling security holders that may sell shares pursuant to this prospectus are the officers and directors of our company that are identified in the table below. The table shows the number of shares that each selling security holder may sell pursuant to this prospectus. If a selling security holder transfers any of the shares shown in the table, the transferee will be considered a selling security holder for purposes of this prospectus, provided that (1) the transfer was a private placement and (2) the transferee is identified in a supplement to this prospectus.



Name and Position                                             Shares Covered by this Prospectus(1)
-----------------                                   -------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                                  Shares  Issuable  Under          Shares  Issuable Under
                                                  Options Granted Pursuant to      Options Granted Pursuant to
                                                  the 1997 Stock Option Plan       to the 1998 Stock Option Plan
-----------------------------------------------------------------------------------------------------------------
Bradley S. Jacobs
Chairman, Chief Executive
Officer and Director                                     1,200,000                       1,750,000
-----------------------------------------------------------------------------------------------------------------
Wayland R. Hicks
Vice Chairman, Chief Operating
Officer and Director                                       675,000                         550,000
-----------------------------------------------------------------------------------------------------------------
John N. Milne
Vice Chairman, Chief Operating
Officer and Director                                      300,000                         450,000
----------------------------------------------------------------------------------------------------------------
William F. Berry
President and Director                                    275,000                         300,000
----------------------------------------------------------------------------------------------------------------
Michael J. Nolan
Chief Financial Officer                                   225,000                         290,000
----------------------------------------------------------------------------------------------------------------
John S. McKinney
Vice President, Finance and
Director                                                  137,500                         200,000
----------------------------------------------------------------------------------------------------------------
Robert P. Miner
Vice President, Strategic
Planning                                                   40,000                          40,000
----------------------------------------------------------------------------------------------------------------
Richard D. Colburn
Director                                                       --                          30,000
----------------------------------------------------------------------------------------------------------------
Ronald M. DeFeo
Director                                                   60,000                          30,000
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Richard J. Heckmann
Director                                                  60,000                          30,000
----------------------------------------------------------------------------------------------------------------
Gerald Tsai, Jr.
Director                                                  60,000                         280,000
----------------------------------------------------------------------------------------------------------------
Christian M. Weyer
Director                                                      --                          30,000
----------------------------------------------------------------------------------------------------------------

     (1) The following selling security holders (or affiliated entities) own (or have the right to acquire) additional securities of our company which are not covered by this prospectus: (i) Bradley S. Jacobs (10,000,100 outstanding shares and 5,000,000 shares that may be acquired upon the exercise of warrants); Wayland R. Hicks (105,169 outstanding shares); (iii) John N. Milne (1,428,571 outstanding shares and 714,286 shares that may be acquired upon the exercise of warrants); (iv) William F. Berry (100 outstanding shares and 2,170,366 shares that may be acquired upon the exercise of options); (v) Michael J. Nolan (571,529 outstanding shares and 285,715 shares that may be acquired upon the exercise of warrants); John S. McKinney (3,000 outstanding shares and 1,085,068 shares that may be acquired upon the exercise of options); Robert P. Miner (285,714 outstanding shares and 142,857 shares that may be acquired upon the exercise of warrants); Richard D. Colburn (19,823,462 outstanding shares); Ronald M. DeFeo (3,000 outstanding shares); Richard J. Heckmann (20,000 outstanding shares); Gerald Tsai, Jr. (270,001 outstanding shares); Christian M. Weyer (72,000 outstanding shares).

                             PLAN OF DISTRIBUTION

     The selling security holders may sell shares:

        . through the New York Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise;

        . directly to purchasers or through agents, brokers, dealers or underwriters; and

        . at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

     If a selling security holder sells shares through agents, brokers, dealers or underwriters, such agents, brokers, dealers or underwriters may receive compensation in the form of discounts, commissions or concessions. Such compensation may be greater than customary compensation.

     To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

                                 LEGAL MATTERS

     Certain legal matters relating to the shares of common stock that may be offered pursuant to this prospectus will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York, and Ehrenreich Eilenberg Krause & Zivian LLP, New York, New York.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited the following financial statements, as set forth in their reports, which are incorporated in this prospectus by reference:

        . the consolidated financial statements of United Rentals, Inc. as of December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997 included in the Company's Current Report on Form 8-K dated December 15, 1998;

        . the financial statements of Mission Valley Rentals, Inc. at June 30, 1996 and 1997 and for the years then ended, included in the Company's Current Report on Form 8-K/A dated February 4, 1998;

        . the financial statements of Power Rental Co. Inc. at July 31, 1997 and for the year then ended, included in the Company's Current Report on Form 8-K/A dated July 21, 1998 and in the Company's Current Report on Form 8-K dated December 24, 1998;

        . the combined financial statements of Valley Rentals, Inc. at December 31, 1997 and for the year then ended; the financial statements of J&J Rental Services, Inc., at December 31, 1996 and October 22, 1997 and for each of the two years in the period ended December 31, 1996, the six months ended June 30, 1997 and for the period from July 1, 1997 to October 22, 1997; the financial statements of Bronco Hi-Lift, Inc. at December 31, 1996 and October 24, 1997 and for each of the two years in the period ended December 31, 1996 and for the period from January 1, 1997 to October 24, 1997; the financial statements of Pro Rentals, Inc.

           at December 31, 1997 and for the year then ended; the combined financial statements of Able Equipment Rental, Inc. at December 31, 1997 and for the year then ended; the combined financial statements of Channel Equipment Holding, Inc. at December 31, 1997 and for the year then ended; the financial statements of ASC Equipment Company, Inc. at December 31, 1997 and for the year then ended; and the combined financial statements of Adco Equipment, Inc. at December 31, 1997 and for the year then ended, included in the Company's Current Report on Form 8-K dated December 24, 1998.

These financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated by reference in reliance on reports of Ernst & Young LLP (to the extent covered by consents filed with the Securities and Exchange Commission), given on their authority as experts in accounting and auditing.

     The consolidated statements of income, of cash flows and of changes in stockholders' equity of United Rentals, Inc. for the year ended December 31, 1995, included in the Company's Current Report on Form 8-K dated December 15, 1998, and the financial statements of U.S. Rentals, Inc. at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated by reference in the Company's Current Report on Form 8-K dated October 9, 1998, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their reports thereon included therein, and are incorporated by reference herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of A&A Tool Rentals & Sales, Inc. and subsidiary as of October 19, 1997 and October 31, 1996, and for the period from November 1, 1996 to October 19, 1997 and for the years ended October 31, 1996 and 1995, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report thereon included therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of MERCER Equipment Company included in the Company's Current Report on Form 8-K dated December 24, 1998 have been audited by Webster Duke & Co., independent auditors, as set forth in their reports thereon included therein, and are incorporated by reference herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of Coran Enterprises, Inc. (dba A-1 Rents) and Monterey Bay Equipment Rental, Inc. included in the Company's Current Report on Form 8-K dated December 24, 1998 have been audited by Grant Thornton LLP, independent auditors, as set forth in their report thereon appearing therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of BNR Group of Companies as of March 31, 1996 and 1997 and for the years ended March 31, 1996 and 1997 included in the Company's Current Report on Form 8-K/A dated February 4, 1998; and the consolidated financial statements of Perco Group Ltd. as of December 31, 1997 and for the year ended December 31, 1997, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent chartered accountants, appearing therein and upon the authority of such firm as experts in accounting and auditing.

     The audited financial statements of Access Rentals, Inc. and Subsidiary and Affiliate, included in the Company's Current Report on Form 8-K/A dated February 4, 1998, have been incorporated by reference herein in reliance upon the report of Battaglia, Andrews & Moag, P.C., independent certified public accountants, 210 East Main Street, Batavia, New York 14020, for the periods indicated, given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of West Main Rentals & Sales, Incorporated as of December 31, 1997, and the year then ended, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been incorporated by reference herein in reliance upon the report of Moss Adams LLP, independent certified public accountants, appearing therein and upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of Equipment Supply Co., Inc. and Affiliates as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in the Company's Current Reports on Form 8-K dated July 21, 1998 and December 24, 1998, have been audited by BDO Seidman, LLP independent certified public accountants, as set forth in their report thereon included therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of McClinch Inc. and subsidiaries as of January 31, 1998 and August 31, 1998, and for the year ended January 31, 1998 and the financial statements of McClinch Equipment Services, Inc. as of December 31, 1997 and August 31, 1998, and for the year ended December 31, 1997, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by PricewaterhouseCoopers L.L.P., independent accountants, as set forth in their reports thereon included therein, and are incorporated by reference herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Lift Systems, Inc. as of December 31, 1997 and the year then ended included in the Company's Current Report on Form 8-K dated December 24, 1998 are incorporated by reference herein in reliance upon the report of Altschuler, Melvoin and Glasser LLP, independent accountants, appearing therein and upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Reitzel Rentals Ltd. as of February 28, 1998 and for the year ended February 28, 1998, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by PricewaterhouseCoopers LLP, independent chartered accountants, as set forth in their report thereon included therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of Grand Valley Equipment Co., Inc. and Kubota of Grand Rapids, Inc. as of December 31, 1997, and the year then ended, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by Beene Garter LLP, independent certified public accountants, as set forth in their report thereon included therein, and are incorporated by reference herein in reliance on such given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Paul E. Carlson, Inc. (d/b/a/ Carlson Equipment Company) as of February 28, 1998, and for the year then ended, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report appearing therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Industrial Lift, Inc. as of December 31, 1997 and 1996 and the years then ended included in the Company's Current Report on Form 8-K dated December 24, 1998 are incorporated by reference herein in reliance upon the report of Schalleur & Surgent, LLC, independent auditors, appearing therein and upon the authority of such firm as experts in accounting and auditing.

                                  SIGNATURES

     Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 8th day of January, 1999.

                                    United Rentals, Inc.


                                        /s/ Michael J. Nolan
                                    By:------------------------------
                                        Michael J. Nolan
                                        Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated. Each person whose signature appears below hereby authorizes Bradley S. Jacobs, John N. Milne and Michael J. Nolan and each with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Bradley S. Jacobs, John N. Milne and Michael J. Nolan, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.


    Bradley S. Jacobs


    /s/ Bradley S. Jacobs
    ---------------------------
    Bradley S. Jacobs
    Chairman, Chief Executive Officer and Director (Principal Executive Officer) January 8, 1999

    Wayland R. Hicks


    /s/ Wayland R. Hicks
    --------------------------
    Wayland R. Hicks, Director
    January  8, 1999

    John N. Milne


    /s/ John N. Milne
    --------------------------
    John N. Milne, Director
    January 8, 1999


    William F. Berry


    /s/ William F. Berry
    --------------------------
    William F. Berry, Director
    January 8, 1999

    John S. McKinney


    /s/ John S. McKinney
    --------------------------
    John S. McKinney, Director
    January 8, 1999

    Richard D. Colburn


    /s/ Richard D. Colburn
    --------------------------
    Richard D. Colburn, Director
    January 8, 1999

    Ronald M. DeFeo


    /s/ Ronald M. DeFeo
    --------------------------
    Ronald M. DeFeo, Director
    January 8, 1999

    Richard J. Heckmann


    --------------------------
    Richard J. Heckmann, Director

    January   , 1999


    Gerald Tsai, Jr.


    /s/ Gerald Tsai, Jr.
    --------------------------
    Gerald Tsai, Jr., Director
    January  8, 1999


    Christian M. Weyer

    /s/ Christian M. Weyer
    --------------------------
    Christian M. Weyer, Director
    January 8, 1999



    Michael J. Nolan


    /s/ Michael J. Nolan
    ---------------------------
    Michael J. Nolan, Chief Financial Officer
    (principal financial officer)
    January 8, 1999


    Sandra E. Welwood


    /s/ Sandra E. Welwood
    ---------------------------
    Sandra E. Welwood, Vice President Controller
    (principal accounting officer)
    January 8, 1999